Smart Choice Holdings, Inc.
                             (A Development Stage Corporation)

                                                  Financial Statements
                         For the Period from Inception (June 21, 1996)
                                             through December 31, 1996

Report of Independent Certified Public Accountants  3

Financial statements
   Balance sheet                               4  - 5
   Statement of operations                          6
   Statement of capital deficit                     7
   Statement of cash flows                          8
   Summary of accounting policies              9  -10
   Notes to financial statements              11  -13

Report of Independent Certified Public Accountants


To the Board of Directors
Smart Choice Holdings, Inc.
Titusville, Florida

We have audited the accompanying balance sheet of Smart Choice Holdings, Inc. (a development stage corporation) as of December 31, 1996 and the related statements of operations, capital deficit and cash flows for the period from inception (June 21, 1996) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smart Choice Holdings, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the period from inception (June 21, 1996) through December 31, 1996 in conformity with generally accepted accounting principles.


                                BDO Seidman, LLP
Orlando, Florida
April 3, 1997


December 31,                                                       1996


Assets

Note receivable (Note 1)                                     $  400,000

Account receivable                                               25,000

Furniture and fixtures, net of accumulated depreciation of $2,13222,454

Deferred debt costs, net of accumulated amortization of $2,249   24,735

Deposits                                                         50,000

Deferred acquisition costs                                      194,101




                                                             $  716,290

December 31,                                                       1996


Liabilities and Capital Deficit

Liabilities:
 Bank overdraft                                              $   82,884
 Note payable (Note 2)                                           60,000
 Accounts payable                                               438,890
 Accrued expenses:
  Payroll and related taxes                                      90,213
  Interest                                                       32,620
  Other                                                          60,481
 Convertible debentures (Note 3)                                262,000


     Total liabilities                                        1,027,088


Commitments (Note 5)                                                  -

Capital deficit:
 Convertible preferred stock, $.01 par value, authorized 10,000,000 shares;
  400,000 shares designated as series A; issued 198,333 shares (Note 4)1,983 Common stock, $.001 par value, authorized 100,000,000 shares;
  issued 5,488,432 shares                                         5,488
 Additional paid-in capital                                     385,519
 Deficit accumulated during development stage                  (703,788)


     Total capital deficit                                     (310,798)


                                                             $  716,290


See accompanying summary of accounting policies and notes to financial statements.

For the period from inception (June 21, 1996) through December 31, 1996


General and administrative expenses                           $ 670,616


     Loss from operations                                      (670,616)

Interest expense                                                (33,172)


Net loss                                                      $(703,788)


See accompanying summary of accounting policies and notes to financial statements.

                                                        Deficit
                                                    Accumulated
                    Preferred StockCommon StockAdditionalDuring   Total
                     Number   Par   Number   ParPaid-inDevelopmentCapital
                  of Shares Valueof Shares ValueCapital   Stage Deficit


Balance, June 21, 1996
 (date of incorporation)  -  $  -        - $   - $    -  $    - $     -

Issuance of founders'
 shares                   -     - 5,488,432 5,488    480      -   5,968

Sale of preferred stock, net of
 offering expenses  198,333 1,983         -     -385,039      - 387,022

Net loss                  -     -         -     -      -(703,788)(703,788)


Balance, December 31, 1996
                    198,333$1,9835,488,432$5,488$385,519$(703,788)$(310,798)


See accompanying summary of accounting policies and notes to financial statements.

For the period from inception (June 21, 1996) through December 31, 1996


Cash flows from operating activities:
 Net loss                                                     $(703,788)
 Adjustments to reconcile net loss to net cash used
  for operating activities:
   Depreciation                                                   2,132
   Amortization                                                   2,249
   Issuance of common stock for services                          4,968
   Net changes in assets and liabilities:
    Account receivable                                          (25,000)
    Accounts payable                                            438,890
    Accrued expenses                                            183,314


Net cash used for operating activities                          (97,235)


Cash flows from investing activities:
 Purchase of furniture and fixtures                             (24,586)
 Increase in note receivable                                   (400,000)
 Increase in deposits                                           (50,000)
 Increase in deferred acquisition costs                        (194,101)


Net cash used for investing activities                         (668,687)


Cash flows from financing activities:
 Proceeds from sale of preferred stock                          387,022
 Proceeds from sale of common stock                               1,000
 Proceeds from issuance of convertible debentures               262,000
 Proceeds from note payable                                      60,000
 Increase in bank overdraft                                      82,884
 Increase in deferred debt costs                                (26,984)


Net cash provided by financing activities                       765,922


Net increase in cash                                                  -

Cash at inception (June 21, 1996)                                     -


Cash, end of period                                           $       -


See accompanying summary of accounting policies and notes to financial statements.

Organization

The Company was incorporated under the laws of the State of Delaware on June 21, 1996. From inception through December 31, 1996, the Company has devoted substantially all its efforts to identifying companies in the used car sales and finance business and companies providing insurance and consulting services to automobile dealerships for possible merger and/or acquisition.

Development Stage Corporation

The Company is in the "development stage" as defined by Financial Account-ing Standards Board Statement No. 7, which establishes standards of financial accounting and reporting applicable to development stage enterprises.

Furniture and Fixtures

Furniture and fixtures are stated at cost. Depreciation is computed over the estimated useful lives of the assets by accelerated methods for financial reporting and income tax purposes.

Deferred Debt Costs

Deferred debt costs include costs related to obtaining debt financing and are being amortized over the term of the debt.

Deferred Acquisition Costs

Deferred acquisition costs related to specific identifiable acquisitions and will be allocated to the purchase price of the companies to be acquired.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
("FAS 109"). FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assump-tions and pertinent information available to management as of December 31, 1996. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include accounts and notes receivable, accounts and notes payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1. Note
   Receivable
Note receivable consists of advances under a $800,000 line of credit extended to a company which has signed a contract to be acquired by Smart Choice Holdings, Inc. Advances under the line of credit bear interest at the prime rate and are due and payable 30 days after written demand and are collateralized by substantially all assets of the borrower.

2. Note Payable

Note payable represents borrowings under an unsecured note which bears interest at 12% and was due December 23, 1996. The note plus accrued interest was repaid in March 1997. Under the terms of the note, the holder was granted $30,000 worth of shares of common stock of the Company at 75% of the offering price when a secondary offering of the Company's stock is completed. This amount has been recorded as interest expense in the financial statements.

3. Convertible

   Debentures

The convertible debentures bear interest at 12% and are due on the earlier of
(i) November 19, 1997, (ii) the Company becomes a publicly-held corporation through a merger or (iii) the Company completes a public offering of securities that raises a minimum of $20 million in gross proceeds. The debentures are convertible at any time prior to the maturity date into the Company's common stock at the rate of one share of common stock for each $5.00 of outstanding principal. Additionally, holders of the debentures who do not convert prior to the maturity date shall receive, for each $20,000 debenture, a warrant to purchase 1,200 shares of the Company's common stock for $3.00 per share which shall be exercisable for a period of five years after their issuance.

4. Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of $.01 par value preferred stock. The Board of Directors is authorized to provide for the issuance of preferred stock in one or more series and to fix by resolution, the number of shares to be included and such of the designations, powers and other rights as are permitted by the Delaware General Corporation Law.

During 1996, the Company designated a total of 400,000 shares as Series A convertible preferred stock. The liquidation preference of each preferred share is $2.00. Upon the completion of an initial public offering of the Company, each preferred share will be converted automatically into the higher of:(i) one share of the Company's $.001 par value common stock or (ii) that number of shares of common stock having a value (as measured by the initial public offering sale price) equal to $9.00. In the event the Company fails to successfully complete an initial public offering on or before December 31, 1997, the holders of all the preferred shares will have the right to convert such shares into 80 percent of the common stock of the Company to be outstanding following such conversion.

5. Commitments

Employment Agreement

The Company has entered into an employment agreement with one of its executives for a period of three years commencing October 9, 1996. The agreement provides for annual base compensation of $150,000.

Consulting Agreements

On September 19, 1996, the Company entered into an agreement with a financial consultant as its exclusive financial advisor on balance sheet restructuring, acquisitions and divestitures or sale. The term of the agreement is for 12 months, after which the agreement may be terminated by either party upon 30 days written notice. Under the agreement, the Company will pay the financial advisor $25,000 per quarter. Additionally, the Company granted the financial advisor a five-year option to purchase 250,000 shares of the Company's common stock at $5.00 per share.

On August 21, 1996, the Company entered into an agreement with a firm to provide public relations counsel. The agreement is for the period September 1, 1996 to August 30, 1997 and provides for a monthly retainer of $7,500. Additionally, the Company granted the firm option agreements to purchase 45,000 shares of the Company's common stock at $3.00 per share.

6. Subsequent Event

On January 28, 1997, the Company completed a series of transactions whereby it acquired the outstanding capital stock or assets of the following companies:

Dealer Development Services, Inc.
Dealer Insurance Services, Inc.
Florida Finance Group, Inc.
Suncoast Auto Brokers, Inc.
Suncoast Auto Brokers Enterprises, Inc.

Simultaneously with the closing of these transactions, the Company merged with Eckler Industries, Inc. in a stock-for-stock transaction with the holders of the common stock of the Company receiving one share of Eckler Industries, Inc. common stock for each share of the Company's common stock.